EXHIBIT 3.2

BY – LAWS

as amended November 4, 2026

ARTICLE I.

Offices

Section 1 Offices Murphy Oil Corporation (hereinafter called the Company) may have, in addition to its principal office in Delaware, a principal or other office or offices at such place or places, either within or without the State of Delaware, as the board of directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Company.

ARTICLE II.

Meetings of Stockholders

Section 1 Place of Meetings The annual meeting of the stockholders shall be held at the place therein determined by the board of directors and stated in the notice thereof, and other meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the board of directors and stated in the notice thereof.

Section 2 Annual Meetings The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before the meeting shall be held in each year on the second Wednesday in May unless otherwise determined by the board of directors. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and may transact such other corporate business as shall be properly brought before the meeting in compliance with the requirements set forth in Section 7 hereof.

Section 3 Special Meetings Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board or by order of the board of directors and shall be called by the Chairman of the Board or the Secretary upon the written request of stockholders holding of record at least a majority of the outstanding shares of stock of the Company entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called
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and shall set forth any matter such stockholder proposes to bring before the meeting or any person whom the stockholder proposes to nominate for election as a director, in each case in proper written form in accordance with the applicable requirements set forth in Sections 7 and 8 hereof. At each special meeting, the stockholders entitled to vote shall transact only such corporate business as shall be brought before the meeting in compliance with the applicable requirements set forth in Sections 7 and 8 hereof.

Section 4 Notice of Meetings Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least 10 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the books of the Company, unless he shall have filed with the Secretary of the Company a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall in person or by attorney thereunto authorized, in writing or by telegraph, cable, radio or wireless and confirmed in writing, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given except where expressly required by law.

Section 5 Quorum At each meeting of the stockholders the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law, the certificate of incorporation or these by-laws. In the absence of a quorum, any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6 Voting At every meeting of stockholders each holder of record of the issued and outstanding stock of the Company entitled to vote at such meeting shall be entitled to one vote in person or by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period, and, except where the transfer books of the Company have been closed or a date has been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by a majority of the votes cast affirmatively or negatively on the matter by those present in person or by proxy, except as otherwise required by the laws of the State of Delaware or the certificate of incorporation.

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Notwithstanding the foregoing, a nominee for director shall be elected by the vote of the majority of votes cast with respect to such nominee’s election, except that directors shall be elected by a plurality of the votes cast in a contested election. An election is contested if, as of the date that is five business days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected. For a matter or the election of directors to be decided by a majority of the votes cast, a majority of the votes cast means that the number of votes cast “for” such matter or nominee exceeds the votes cast “against” such matter or nominee, without counting abstentions or broker non-votes as votes cast. If directors are to be elected by a plurality vote, stockholders may not vote against a nominee. The vote thereat on any question need not be by ballot unless required by the laws of the State of Delaware.

Section 7 Notice and Nature of Business at Stockholders’ Meetings At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) in the case of the annual meeting of stockholders or a special meeting of stockholders called upon written request of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting (but not in the case of any other special meeting of stockholders), by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in this Section 7 and is entitled to vote at such meeting and who complies with the procedures set forth in this Section 7.

For business to be properly brought before a stockholder meeting by a stockholder, such business must be a proper matter for stockholder action under the Delaware General Corporation Law, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company, such stockholder, or a duly authorized representative, must attend the meeting in order to present such business and, in the case of a special meeting of stockholders called upon written request of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, such business shall be limited to those matters stated in the written request for such meeting pursuant to Section 3 hereof.
To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of the annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was first mailed to stockholders or the day on which public

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disclosure of the date of the meeting was first made and (b) in the case of a special meeting of stockholders, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was first mailed to stockholders or the day on which public disclosure of the date of the meeting was first made. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form for a nomination under this Section 7, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these by-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of each class or series of capital stock of the Company that are owned beneficially (and proof of any such beneficial ownership) or of record by such stockholder or such beneficial owner, (d) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and a description of any material interest of such stockholder or such beneficial owner in such business, (e) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner (or any of their respective affiliates) with respect to the Company’s securities, (f) a representation that such stockholder or a duly authorized representative intends to appear in person at the meeting to bring such business before the meeting, (g) a representation as to whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal and (h) any other information relating to such stockholder, beneficial owner or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies in support of such proposal pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (together with and the rules and regulations promulgated thereunder and

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any successor laws, rules and regulations, the “Exchange Act”; references to any given section of the Exchange Act shall include the rules and regulations promulgated thereunder). The Company may require the stockholder and/or beneficial owner proposing to bring business before the meeting to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action.
The foregoing notice requirements with respect to business proposals shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.
No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 7. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the by-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 8 Nomination of Directors Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to be elected as directors at a meeting of stockholders, except as may be otherwise provided in the certificate of incorporation of the Company with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances.
Nominations of persons for election to the board of directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the board of directors; (b) in the case of the annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing one or more directors (but not in the case of any other special meeting of stockholders), by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Section 8 and is entitled to vote at such meeting and who complies with the procedures set forth in this Section 8 or (c) in accordance with Section 9. For nominations to be properly brought before a meeting by a stockholder pursuant to the foregoing clause (b), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company and such stockholder, or a duly authorized representative, must attend the meeting in order to make such nominations.
To be timely pursuant to the foregoing clause (b), a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of the annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that

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the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was first mailed to stockholders or the day on which public disclosure of the date of the meeting was first made and (b) in the case of a special meeting of stockholders, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was first mailed to stockholders or the day on which public disclosure of the date of the meeting was first made. In no event shall public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Notwithstanding anything in the foregoing paragraph to the contrary, in the event that the number of directors to be elected to the board of directors of the Company at the annual meeting is increased and there is no public disclosure by the Company naming all the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by any such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Company.
To be in proper written form, such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the capital stock of each class or series of capital stock of the Company that are owned beneficially (and proof of any such beneficial ownership) or of record by such stockholder or such beneficial owner, (iii) a description of all arrangements or understandings between such shareholder or such beneficial owner and each proposed nominee or any other person or persons (including their names and addresses) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or

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intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner (or any of their respective affiliates) with respect to the Company’s securities, (v) a representation that such stockholder or a duly authorized representative intends to appear in person at the meeting to nominate the persons named in such notice, (vi) a representation as to whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect such proposed nominee(s) and/or (2) otherwise solicit proxies from stockholders in support of such proposed nominee(s), (vii) any other information relating to such shareholder or beneficial owner that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and (viii) any other information relating to the nomination as the Company may reasonably require to determine the eligibility of the nominee to be elected as a director of the Company. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Section 8 or Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 9 Nominations of Directors Included in the Company’s Proxy Materials
(a) Inclusion of Stockholder Nominee in Proxy Statement. Subject to the provisions of this Section 9, if expressly requested in the relevant Nomination Notice (as defined below), the Company shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the name of any person nominated for election (the “Stockholder Nominee”), which shall also be included on the Company’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the board of directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 9 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors (subject, without limitation, to Section 9(e)(ii)), provided that such statement does not exceed 500 words; and (iv) any other information that the Company or the board of directors determines, in their discretion, to include in the

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proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 9.
(b) Maximum Number of Stockholder Nominees.
(i) The Company shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting 20% of the total number of directors of the Company on the last day on which a Nomination Notice may be submitted pursuant to this Section 9 (rounded down to the nearest whole number), but, in any event, not fewer than two (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Stockholder Nominees whose nominations are subsequently withdrawn; (2) Stockholder Nominees who the board of directors itself decides to nominate for election at such annual meeting and (3) the number of incumbent directors who had been Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the board of directors. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline set forth in Section 9(d) but before the date of the annual meeting of stockholders and the board of directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii) If the number of Stockholder Nominees pursuant to this Section 9 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Company, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Company’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 9(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the board of directors, whether before or after the mailing of the definitive proxy statement, then the Company: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.
(c) Eligibility of Nominating Stockholder.
(i) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock of the Company used to satisfy the

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eligibility requirements in this Section 9(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 9 below or (2) provides to the Secretary of the Company, within the time period referred to in Section 9(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the board of directors or its designee, acting in good faith, determines acceptable.
(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 9 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Company’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the board of directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 9, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 9, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.
(iii) The “Minimum Number” of shares of the Company’s common stock means 3% of the number of outstanding shares of common stock of the Company as of the most recent date for which such amount is given in any filing by the Company with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(iv) For purposes of this Section 9, an Eligible Stockholder “owns” only those outstanding shares of the Company’s common stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the

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opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the board of directors or its designee acting in good faith. For purposes of this Section 9(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.
(d) Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 9, the Nominating Stockholder must submit to the Secretary of the Company all of the following information and documents in a form that the board of directors or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than

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150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if (and only if) the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):
(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;
(ii) an agreement to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;
(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;
(iv) the written consent of each Stockholder Nominee to being named in the Company’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;
(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 8 of this Article II; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control

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of the Company; (4) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (5) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the board of directors; (6) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (7) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded (the “Stock Exchange Rules”); (8) a representation and warranty that the Stockholder Nominee: (A) does not have any direct or indirect relationship with the Company that will cause the Stockholder Nominee to be deemed not independent pursuant to the Company’s Corporate Governance Guidelines and otherwise qualifies as independent under the Company’s Corporate Governance Guidelines and the Stock Exchange Rules; (B) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and (F) meets the director qualifications set forth in the Company’s Corporate Governance Guidelines; (9) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 9(c); (10) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 9(c) through the date of the annual meeting; (11) a representation as to the Nominating Stockholder’s intentions with respect to continuing to hold the Minimum Number of shares for at least one year following the annual meeting; (12) details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates) of the Company, within the three years preceding the submission of the Nomination Notice; (13) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (14) in the case of a nomination by a Nominating Stockholder as amended November 4, 2026

comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;
(vi) an executed agreement pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Company’s stockholders relating to one or more of the Company’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Company, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Company and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 9; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Company, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 9(c), to promptly notify the Company; and
(vii) an executed agreement by the Stockholder Nominee: (1) to provide to the Company such other information, including completion of the Company’s director nominee questionnaire, as the board of directors or its designee, acting in good faith, may request; (2) that the Stockholder Nominee has read and as amended November 4, 2026

agrees, if elected, to serve as a member of the board of directors, to adhere to the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and any other Company policies and guidelines applicable to directors; and (3) that the Stockholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director of the Company that has not been fully disclosed to the Company prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (B) any Compensation Arrangement in connection with service or action as a director of the Company, (C) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Company prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (D) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Company, with his or her fiduciary duties under applicable law.
The information and documents required by this Section 9(d) shall be (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 9(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Company.
(e) Exceptions.
(i) Notwithstanding anything to the contrary contained in this Section 9, the Company may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the Company receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 8 of this Article II without such stockholder’s notice expressly electing to have such director candidate(s) included in the Company’s proxy statement pursuant to this Section 9; (2) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is as amended November 4, 2026

authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 9 or the Nominating Stockholder withdraws its nomination; (3) the board of directors or its designee, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the board of directors would result in the Company violating or failing to be in compliance with these by-laws or the certificate of incorporation or any applicable law, rule or regulation to which the Company is subject, including the Stock Exchange Rules; (4) the Stockholder Nominee was nominated for election to the board of directors pursuant to this Section 9 at any of the Company’s two preceding annual meetings of stockholders and (A) withdrew from or became ineligible or unavailable for election at any such annual meeting or (B) received a vote of less than 10% of the shares of common stock entitled to vote for such Stockholder Nominee; (5) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (6) the Company is notified, or the board of directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 9(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 9.
(ii) Notwithstanding anything to the contrary contained in this Section 9, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the board of directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Company.
The Company may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

Section 10 Record Date

as amended November 4, 2026

(a) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors shall be entitled to fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. Such written notice must set forth as to each action that the stockholder proposes to take by consent (a) the text of the proposal (including the text of any resolutions to be adopted by consent and the language of any proposed amendment to the by-laws of the Company), (b) the reasons for soliciting consents for the proposal, (c) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of each class or series of capital stock of the Company that are owned beneficially (and proof of any such beneficial ownership) or of record by such stockholder or such beneficial owner, (d) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal and a description of any material interest of such stockholder or such beneficial owner in such action and (e) any other information relating to such shareholder, beneficial owner or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents, in each case pursuant to Section 14 of the Exchange Act. To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy or information statement as a potential director and to serving as a director if elected). During the 10 day period following the date of receipt of the notice required under this Section 10, the Company may require the stockholder and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

The board of directors shall be entitled to adopt promptly a resolution fixing the record date; provided that if the board of directors determines to so fix a record date it must adopt such resolution within 10 days after the date on which the request is received. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing as amended November 4, 2026

without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or to any officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Company. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by Section (a), to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. If independent inspectors are so engaged, then for the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Section (a) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in accordance with Section (a), a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in Section (a).
Section 11 Conduct of Stockholder Meetings The order of business at each meeting of stockholders shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time as amended November 4, 2026

allotted to presenting proposals or to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
Section 12 General Nothing in these by-laws shall be deemed to prohibit a stockholder from including any proposals in the Company’s proxy statement to the extent such inclusion shall be required under the Exchange Act or to lessen any obligation of any stockholder to comply with the applicable requirements of the Exchange Act in connection with the matters referred to in Sections 7, 8 and 9 of this Article II; provided, however, that neither the fact that business is properly brought before a meeting by a stockholder under Section 7 of this Article II nor the fact that a stockholder’s nominee qualifies for nomination or election to the board of directors under Section 8 or Section 9 of this Article II shall obligate the Company to endorse that candidate or proposal or, except to the extent required by Section 9 of this Article II or by the Exchange Act, to provide a means to vote on that proposal or nominee on proxy cards solicited by the Company or to include information about that proposal or nominee in the Company’s proxy statement.
For the purposes of Sections 7 and 8, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE III.

Board of Directors

Section 1 General Powers The property, business and affairs of the Company shall be managed by the board of directors.

Section 2 Number and Term of Office The board of directors shall consist of not less than nine nor more than fourteen directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the board of directors. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal.

Section 3 Quorum and Manner of Acting Unless otherwise provided by law, the presence of a majority of the board of directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a as amended November 4, 2026

majority of the directors present, except as otherwise required by the laws of the State of Delaware.

Section 4 Place of Meetings, etc. The board of directors may hold its meetings and keep the books and records of the Company at such place or places within or without the State of Delaware as the board may from time to time determine.

Section 5 Annual Meeting Promptly after each annual meeting of stockholders for the election of directors and on the same day the board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

Section 6 Regular Meetings Regular meetings of the board of directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the board of directors. After there has been such determination and notice thereof has been once given to each member of the board of directors, regular meetings may be held without further notice being given.

Section 7 Chairman of the Board The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he may be present. He shall have such other authority and responsibility and perform such other duties as may be determined by the board of directors. He shall not be an employee nor an officer of the Company.

Section 8 Special Meetings; Notice Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or by a majority of the directors. Notice of each such meeting shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined in advance by the board of directors. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the board of directors need not be given to any director, however, if waived by him in writing, whether before or after such meeting, or if he shall be present at such meeting. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all the directors then in office shall be present thereat.

Section 9 Resignation Any director of the Company may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Company. Except as provided in Section 6 of Article II, the resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

as amended November 4, 2026

Section 10 Removal Any director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding class of stock of the Company entitled to vote for the election of such director, given at a special meeting of the stockholders called for that purpose. The vacancy in the board of directors caused by any such removal may be filled by the stockholders at such meeting.

Section 11 Vacancies Any vacancy that shall occur in the board of directors by reason of death, resignation, disqualification or removal or any other cause whatever, unless filled as provided in Section 10 hereof, shall be filled by the majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class of capital stock which elected the directors whose office shall have become vacant. If any new directorship is created by increase in the number of directors, a majority of the directors then in office may fill such new directorship. The term of office of any director so chosen to fill a vacancy or a new directorship shall terminate upon the election and qualification of directors at any meeting of stockholders called for the purpose of electing directors.

Section 12 Action by Consent Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 13 Compensation of Directors Directors may receive a fee, as fixed by the board of directors, for their services, together with expenses for attendance at regular or special meetings of the board. Members of committees of the board of directors may be allowed compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Company or any subsidiary thereof in any other capacity and receiving compensation therefor.

ARTICLE IV.

Committees of the Board

The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Company, which, to the extent provided in said resolution or resolutions, and subject to applicable law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or as amended November 4, 2026

committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

ARTICLE V.

Officers

Section 1 Number The principal officers of the Company shall be a President, one or more Vice Presidents (which may be designated as Executive or Senior Vice President(s)), a Secretary, a Treasurer, and a Controller. One person may hold the offices and perform the duties of any two or more of said offices.

Section 2 Election and Term of Office The principal officers of the Company shall be chosen annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3 Subordinate Officers In addition to the principal officers enumerated in Section 1 of this Article V, the Company may have one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the board or the President may from time to time determine. The board of directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4 Compensation of Principal Officers The salaries of the principal officers shall be fixed from time to time either by the board of directors or by a committee of the board to which such power may be delegated. The salaries of any other officers shall be fixed by the President or by a committee or committees to which he may delegate such power.

Section 5 Removal Any officer may be removed, either with or without cause, at any time, by resolution adopted by the board of directors at any regular meeting of the board or at any special meeting of the board called for the purpose at which a quorum is present.

Section 6 Vacancies A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these by-laws for election or appointment to such office for such term.

Section 7 President The President shall be the chief executive officer of the Company and as such shall have general supervision and management of the affairs of the Company as amended November 4, 2026

subject to the control of the board of directors. He may enter into any contract or execute any deeds, mortgages, bonds, contracts or other instruments in the name and on behalf of the Company except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated. In general he shall perform all duties incident to the office of President as herein defined and all such other duties as from time to time may be assigned to him by the board of directors. In the absence of the Chairman of the Board, the President shall preside at meetings of the stockholders and directors.

Section 8 Vice Presidents The Vice Presidents, in order of their seniority unless otherwise determined by the board of directors, shall in the absence or disability of the President perform the duties and exercise the powers of such offices. The Vice Presidents shall perform such other duties and have such other powers as the President or the board of directors may from time to time prescribe.

Section 9 Secretary The Secretary shall attend all sessions of the board and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the committees of the board of directors when required. He shall give or cause to be given, notice of all meetings of the stockholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Company and, when authorized by the board of directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 10 Treasurer The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the board of directors.

He shall disburse the funds of the Company as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and board of directors at the regular meetings of the board, or whenever they may require it, an account of the financial condition of the Company.

If required by the board of directors, he shall give the Company a bond, in such sum and with such surety or sureties as shall be satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

as amended November 4, 2026

Section 11 Controller The Controller shall be in charge of the accounts of the Company and shall perform such duties as from time to time may be assigned to him by the President or by the board of directors.

ARTICLE VI.

Shares and Their Transfer

Section 1 Certificates for Stock Certificates for shares of capital stock of the Company shall be numbered, and shall be entered in the books of the Company, in the order in which they are issued.

Section 2 Regulations The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with the certificate of incorporation or these by-laws, concerning the issue, transfer and registration of certificates for shares of capital stock of the Company. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all such certificates to bear the signature or signatures of any of them.

Section 3 Stock Certificate Signature The certificates for shares of the respective classes of such stock shall be signed by, or in the name of the Company by, the Chairman of the Board, the President or any Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and where signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. Each such certificate shall exhibit the name of the holder thereof and number of shares represented thereby and shall not be valid until countersigned by a transfer agent.

The board of directors may, if it so determines, direct that certificates for shares of any class or classes of capital stock of the Company be registered by a registrar, in which case such certificates will not be valid until so registered.

In case any officer of the Company who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of capital stock of the Company shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Company, such certificate shall nevertheless be deemed to have been adopted by the Company and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

as amended November 4, 2026

Section 4 Designations, Preferences, etc. on Certificates for Stock Certificates for shares of capital stock of the Company shall state on the face or back thereof that the Company will furnish without charge to each stockholder who so requests (which request may be addressed to the Secretary of the Company or to a transfer agent) a statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Company is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5 Stock Ledger A record shall be kept by the Secretary or by any other officer, employee or agent designated by the board of directors of the name of the person, firm, or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation.

Section 6 Cancellation Every certificate surrendered to the Company for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.

Section 7 Transfers of Stock Transfers of shares of the capital stock of the Company shall be made only on the books of the Company by the registered holder thereof or by his attorney thereunto authorized on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or the transfer agent making such transfer, shall be so expressed in the entry of transfer.

Section 8 Closing of Transfer Books The board of directors may by resolution direct that the stock transfer books of the Company be closed for a period not exceeding 60 days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Company shall go into effect. In lieu of such closing of the stock transfer books, the board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change of conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, as the as amended November 4, 2026

case may be, notwithstanding any transfer of any stock on the books of the Company after the record date so fixed.

ARTICLE VII.

Miscellaneous Provisions

Section 1 Corporate Seal The board of directors shall provide a corporate seal which shall be in the form of a circle and shall bear the name of the Company and words and figures showing that it was incorporated in the State of Delaware in the year 1964. The Secretary shall be the custodian of the seal. The board of directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2 Fiscal Year The fiscal year of the Company shall be fixed by resolution of the board of directors.

Section 3 Voting of Stocks Owned by the Company The board of directors may authorize any person in behalf of the Company to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which the Company may hold stock.

Section 4 Dividends Subject to the provisions of the certificate of incorporation, the board of directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Company as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of capital stock of the Company, subject to the provisions of the certificate of incorporation. Before declaring any dividend there may be set apart out of any funds of the Company available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Company.

ARTICLE VIII

Indemnification of Directors, Officers,
Employees and Agents; Insurance

Section 1.
(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the as amended November 4, 2026

Company to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article VIII shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article VIII shall be a contract right.

(b) The Company may, by action of its board of directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by Delaware Law.

Section 2 The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under Delaware Law.

Section 3 The rights and authority conferred in this Article VIII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

Section 4 Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation or these by-laws of the Company, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article VIII in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE IX.

Amendments

The by-laws of the Company may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the board of directors. By-laws, whether made or altered by the stockholders or by the board of directors, shall be subject to alteration or repeal by the stockholders as in this Article provided.

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as amended November 4, 2026